EXHIBIT 4.04

AGREEMENT TO FURNISH INSTRUMENTS AND AGREEMENT
DEFINING RIGHTS OF HOLDERS OF LONG-TERM DEBT

July 13, 2020

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:
Freedom Holding Corp – Annual Report on Form 10-K for the fiscal year ended March 31, 2020

Ladies and Gentlemen:

Freedom Holding Corp, a Nevada corporation (“FRHC”) , is today filing with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “FRHC 2020 Form 10-K”).

Pursuant to the instructions relating to Exhibits in Item 601(b)(4)(iii) of Regulation S-K, FRHC hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to FRHC 2020 Form 10-K. The amount of debt authorized under any such instrument, other than those filed or incorporated by reference as an exhibit to the FRHC 2020 Form 10-K, does not exceed 10% of the total assets of FRHC and its consolidated subsidiaries.

Very truly yours,

FREEDOM HOLDING CORP.

/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer